Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-84425, 333-84287, and 333-27187 on Form S-8 of our report dated March 24, 2005, relating to the consolidated financial statements and financial statement schedule of National Vision, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended January 1, 2005.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 24, 2005